Exhibit 16.1



January 26, 2005





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Re:   Biomoda, Inc.
      Commission File No. 333-90738



We have read the statements that we understand Biomoda, Inc. will include in
Item 4.01 of the Form 8-K/A report it will file regarding the recent change of independent registered public accounting firm. We agree with such statements made insofar as they relate to our firm.



We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP


Newport Beach, California